EXHIBIT 10.11

AMENDMENT TO
NONQUALIFIED STOCK OPTION AGREEMENT

Each Nonqualified Stock Option Agreement (each an “Agreement”) for stock option grants made to Optionee on or after January 1, 2009 and prior to February 9, 2013 pursuant to the STERIS Corporation 2006 Long-Term Equity Incentive Plan (the “Plan”) is hereby amended as follows:

1.	The following new section is added to the end of the Agreement:

Extended Exercise Period. Notwithstanding Section 11(b)(i) of the Plan, for purposes of this Agreement and for purposes of the Option and the Plan provisions relating to this Agreement and the Option that use the term “Extended Exercise Period”, “Extended Exercise Period” means the period that begins on the date of retirement and ends on the expiration date of the Option.

2.	Capitalized terms used but not defined herein that are defined in or pursuant to the Agreement shall have the meaning provided in the Agreement.

3.	Except as otherwise provided herein, the Agreement shall remain in full force and effect and unmodified.

IN WITNESS WHEREOF, STERIS Corporation has caused this Amendment to Nonqualified Stock Option Agreement to be executed as of the ____ day of ________________, ______.

STERIS CORPORATION

By: __________________________
Name: ________________________
Title: _________________________